Exhibit 10.1

{Execution}

INTERIM STOCKHOLDERS’ AGREEMENT

This INTERIM STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of June 28, 2016, is entered into by and among (i) Change Healthcare, Inc., a Delaware corporation (“Echo Holdco”), (ii) Change Aggregator, L.P., a Delaware limited partnership (“BX”), (iii) H&F Echo Holdings, L.P., a Delaware limited partnership (“H&F”), and (iv) the other equityholders of Echo Holdco that becomes a party hereto (together with BX and H&F, each an “Echo Shareholder” and together, the “Echo Shareholders”). Echo Holdco and the Echo Shareholders shall be referred to herein collectively as the “Parties”.

RECITALS

1. On the date hereof, the Parties have entered into an Agreement of Contribution and Sale (as amended or modified from time to time in compliance with this Agreement, the “Contribution Agreement”), whereby the Echo Shareholders will directly or indirectly contribute and/or sell, or cause to be contributed and/or sold, certain equity interests, assets, properties and businesses to PF2 Newco, LLC, a Delaware limited liability company (the “Company”), on the terms and subject to the conditions set forth in the Contribution Agreement (the “Contributions”).

2. The Parties wish to agree to certain terms and conditions that will govern the actions of the Parties with respect to the Contribution Agreement and the transactions contemplated thereby.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1.	DEFINITIONS.

1.1. Definitions; Construction. Certain terms are used in this Agreement as specifically defined herein. Capitalized terms used herein but not defined shall have the meanings given to them in the Contribution Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise, or rule of strict construction applied, favoring or disfavoring any of the Parties by virtue of the authorship of any of the provisions of this Agreement.

2.	REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

2.1. Representations and Warranties. Each of the Echo Shareholders hereby represents and warrants (on a several basis, solely as to itself) to Echo Holdco that (a) each of the representations and warranties made by Echo Holdco specifically relating to such Echo Shareholder contained in Sections 4.01(a)(ii), (b), (c), (d), (e)(i), (v), and (y) of the Contribution Agreement (the “Echo Shareholder Reps”) are true and correct as of the date hereof and (b) each of the Echo Shareholder Reps will be true and correct in all material respects at and as of the Closing as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all material respects only as of such time).

2.2. Indemnification. Each Echo Shareholder shall (on a several and not joint and several basis) indemnify and hold harmless Echo Holdco and each of other Echo Shareholders and their respective Affiliates, officers, directors, partners, managers, stockholders and members (the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) (collectively, the “Losses”) incurred or suffered by the Indemnitees or any of them after the date of this Agreement and prior to the Closing under Section 9.01(b) of the Contribution Agreement as a result of or arising out of any action, cause of action, suit, arbitration or claim arising directly or indirectly out of, or in any way relating to, without duplication, any breach by such Echo Shareholder of any Echo Shareholder Reps contained in Section 2.1 above or in the Contribution Agreement (disregarding all materiality and Material Adverse Effect qualifications contained therein).

3.	AGREEMENTS AMONG THE INVESTORS AND ECHO HOLDCO.

3.1. Echo Holdco Shareholder Representative. Each Echo Shareholder hereby acknowledges and agrees that pursuant to, and accordance with, Section 9.15 of the Contribution Agreement, (a) from the date hereof until the Closing, Echo Holdco has been appointed as the sole and exclusive agent, proxy and attorney-in-fact for such Echo Shareholder solely for the specific purposes set forth in Section 9.15 of the Contribution Agreement, with full and exclusive power and authority to act on such Echo Shareholder’s behalf solely for the specific purposes set forth in Section 9.15 of the Contribution Agreement (the “Echo Representative”), and (b) the Echo Representative is authorized, on behalf of such Echo Shareholder, to take those actions specified in Section 9.15 of the Contribution Agreement. In furtherance of the foregoing, except with respect to individual representations and warranties of any of the Echo Shareholders contained in Article IV of the Contribution Agreement or any individual covenants and agreements set forth in the Contribution Agreement applicable to such Echo Shareholder, prior to Closing under the Contribution Agreement, if Echo Holdco takes any action, or omits to take any action specifically set forth in Section 9.15 of the Contribution Agreement, as the Echo Representative or as Echo Holdco under the Contribution Agreement, including making any determination as to (x) whether any of the conditions to Closing set forth in Article 7 of the Contribution Agreement are or will be, or are not or will not be, satisfied or should be, or should not, be waived and whether to permit or prevent the Closing to occur or (y) whether to terminate the Agreement for any reason permitted by Article 9 of the Contribution Agreement, and, as a result of such action or omission, any party incurs or suffers Damages under the Contribution Agreement, Echo Holdco will, subject to Section 2.2, be responsible for any such Damages.

3.2. Further Assurances / Regulatory Matters. Subject to the terms and conditions of this Agreement and the Contribution Agreement, each of the Echo Shareholders shall comply with or otherwise satisfy any covenant, condition or agreement explicitly required to be complied with or satisfied by it pursuant to the Contribution Agreement.

3.3. No Transfers by the Echo Shareholders. Prior to the Closing, the Echo Shareholders shall not, without the prior consent of Echo Holdco (or, solely with respect to BX, H&F), (a) directly or indirectly, transfer or cause to be transferred any equity interests it directly or indirectly holds in Echo Holdco, except transfers permitted by, and in accordance with, Section 4.2 or Article VII of that certain Stockholders’ Agreement, dated as of November 2, 2011, by and among BX, H&F, Echo Holdco and certain other parties thereto, or (b) assign its rights under this Agreement or the Contribution Agreement except in compliance with Section 9.02 of the Contribution Agreement.

3.4. Notices. Prior to the Closing, Echo Holdco shall promptly (and in any event within 24 hours) provide BX and H&F with any material notice or other material information received in its capacity as the Echo Representative pursuant to Section 9.15 of the Contribution Agreement.

4.	MISCELLANEOUS.

4.1. Term. This Agreement shall become effective on the date hereof and shall terminate upon the earlier of (i) the consummation of the Closing, and (ii) the termination of the Contribution Agreement in accordance with Section 9.01 thereof; provided, that (a) Article 4 and (b) any liability for failure to comply with the terms of this Agreement prior to such termination, in each case, shall survive such termination.

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4.2. Expenses. If the Closing occurs, all fees and expenses incurred by H&F and its Affiliates in connection with the preparation, negotiation or execution of this Agreement, the Contribution Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby (including reasonable fees and expenses of counsel to H&F and its Affiliates) shall be paid by Echo Holdco and be considered Echo Holdco Transaction Expenses for purposes of the Contribution Agreement. If the Closing does not occur for any reason (other than as a result of a breach of the Contribution Agreement or any other Transaction Document by H&F), all fees and expenses incurred by H&F and its Affiliates in connection with the preparation, negotiation or execution of this Agreement, the Contribution Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby (including reasonable fees and expenses of counsel to H&F and its Affiliates) shall be paid by Echo Holdco. The fees and expenses incurred by the other Echo Shareholders in connection with the preparation, negotiation or execution of this Agreement, the Contribution Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby (including reasonable fees and expenses of counsel) shall be paid in accordance with Section 9.08 of the Contribution Agreement.

4.3. Amendments. No provision of this Agreement may be amended, supplemented, modified or waived in whole or in part at any time without the prior written consent of Echo Holdco, BX or H&F.

4.4. Miscellaneous. Section 9.02, Section 9.04, Section 9.07, and Section 9.09 through Section 9.14 of the Contribution Agreement are each incorporated herein in their entirety, mutatis mutandis.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

ECHO HOLDCO:	CHANGE HEALTHCARE, INC.

	By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens
Title: General Counsel and Secretary

{Interim Echo Stockholders’ Agreement Signature Page}

ECHO SHAREHOLDERS:

BLACKSTONE:	CHANGE AGGREGATOR L.P.

	By:	Change Aggregator GP L.L.C., its general partner

	By:	Blackstone Management Associates VI L.L.C., its managing member

	By:	BMA VI L.L.C., its sole member

	By:	/s/ Vikrant Sawhney
Name: Vikrant Sawhney Title: Senior Managing Director

{Interim Echo Stockholders’ Agreement Signature Page}

ECHO SHAREHOLDERS:

H&F:	H&F ECHO HOLDINGS, L.P.

	By:	H&F Echo GP, L.L.C., its general partner

	By:	Hellman & Friedman Investors VI, L.P., its managing member

	By:	Hellman & Friedman LLC, its general partner

	By:	/s/ P.Hunter Philbrick
Name: P. Hunter Philbrick
Title: Managing Director

{Interim Echo Stockholders’ Agreement Signature Page}